SECOND AMENDMENT TO PHASE I OPTION AGREEMENT
                         (2101 Kennedy Option)


     THIS SECOND AMENDMENT TO PHASE I OPTION AGREEMENT is dated this 9th day of June, 1999, by and between Hillcrest Development ("Owner") and R & D Systems, Inc. ("Buyer").

RECITALS:

     1. Owner and Buyer entered into a Phase I Option Agreement dated February 10, 1999 and a First Amendment to Phase I Option Agreement dated April 10, 1999 with respect to property commonly known as 2101 Kennedy and 659 Cleveland together with surface parking parcels (collectively the "Option Agreement").

     2. The parties wish to amend the Option Agreement on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. The word "Property" as used in the Option Agreement and in the Purchase Agreement attached as Exhibit B to the Option Agreement is hereby amended to exclude that part of the Property taken by, or to be taken, and/or deeded, or to be deeded, to the City of Minneapolis for additional right-of-way for Kennedy Street as a result of the contemplated realignment of the Kennedy Street and Arthur Street intersection.

     2. Except as provided for above, all the terms and conditions of the Option Agreement and the Purchase Agreement attached as Exhibit B to the Option Agreement shall remain in full force and effect.


OWNER:                                BUYER:

Hillcrest Development                 R & D Systems, Inc.


By: /s/ Scott M. Tankenoff            By:/s/ Thomas E. Oland
    ------------------------             ----------------------
    Its:  General Partner                Its:  President